[FORM OF]
                           INDEMNIFICATION AGREEMENT


      This agreement ("Agreement") is made as of this 1st day of January, l994 between Micro Warehouse, Inc., a Delaware corporation (hereinafter referred to as the "Corporation") and _____________________________ (hereinafter referred to as "Indemnitee").

                              W I T N E S S E T H:

      WHEREAS, Indemnitee is an officer of Micro Warehouse, Inc., and in such capacity is performing a valuable service to the Corporation; and

      WHEREAS, the Board of Directors of the Corporation has adopted by-laws providing for the indemnification of the officers, directors, agents (as hereinafter defined) and employees of the Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law; and

      WHEREAS, Section 145(f) of the Delaware General Corporation Law allows for the indemnification of officers, directors, agents and employees of the Corporation by means of indemnification agreements such as contemplated herein; and

      WHEREAS, in order to thereby induce Indemnitee to serve or to continue to serve the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee.

      NOW, THEREFORE, in consideration of Indemnitee's service or continued service as a director or officer of the Corporation after the date hereof, the parties hereto agree as follows:

      1.    Definitions.

            (a) The term "Agent" means any person who is or was a director, officer, employee or other agent of the Corporation or a subsidiary of the Corporation; or is or was serving at the request of, for the convenience of, or to represent the interests of, the Corporation or a subsidiary of the Corporation as a director, officer, employee or agent of another entity or enterprise; or was a director, officer, employee or agent of a predecessor corporation of the Corporation or a subsidiary (as hereinafter defined) of the Corporation, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent
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the interests of such predecessor corporation.

            (b) The term "Expenses" means all direct and indirect costs of any type or nature whatsoever (including without limitation, all attorneys' fees, costs of investigation and related disbursements) incurred by the Indemnitee in connection with the investigation, settlement, defense or appeal of a claim or proceeding (as hereinafter defined) covered hereby or establishing or enforcing a right to indemnification under this Agreement.

            (c) The term "Proceeding" means any threatened, pending or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise.

            (d) "Subsidiary" means any corporation of which more than 10% of the outstanding voting securities is owned directly or indirectly by the Corporation, and one or more Subsidiaries, taken as a whole.

      2.    Maintenance of Liability Insurance.

            (a) The Corporation hereby covenants and agrees to each Indemnitee that, so long as such Indemnitee shall continue to serve as an Agent of the Corporation and thereafter so long as the Indemnitee shall be subject to any claim or Proceeding by reason of the fact that the Indemnitee was an Agent of the Corporation or in connection with such Indemnitee's acts as such an Agent, the Corporation, subject to paragraph 2(b), shall obtain and maintain or cause to be obtained and maintained in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers, but no less than the amounts currently in effect on the date hereof.

            (b) Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that the premium costs for such insurance are disproportionate to the amount of coverage provided after giving effect to exclusions.

      3. Mandatory Indemnification. The Corporation shall defend, indemnify and hold harmless each Indemnitee:

            (a) Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such Indemnitee is or was an Agent of the Corporation, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by him or her in connection with the investigation, defense, settlement or appeal of such Proceeding, so long as the Indemnitee acted in good faith and in a manner he or she reasonably believed to be


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in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or Proceeding, had reasonable cause to believe his or her conduct was not unlawful.

            (b) Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation by reason of the fact that he or she is or was an Agent of the Corporation, or by reason of anything done or not done by him or her in any such capacity, against any amounts paid in settlement of any such Proceeding and all other Expenses incurred by him or her in connection with the investigation, defense, settlement or appeal of such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification under this subparagraph shall be made, and the Indemnitee shall repay all amounts previously advanced by the Corporation, in respect of any claim, issue or matter for which such person is judged to be liable to the Corporation by a court of competent jurisdiction due to misconduct in the performance of his or her duties to the Corporation, unless and only to the extent that the court in which such Proceeding was brought shall determine that such person is fairly and reasonably entitled to indemnity.

            (c) Actions Where Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was an Agent of the Corporation, or by reason of anything done or not done by him or her in any such capacity, and prior to, during the pendency of, or after completion of, such Proceeding, the Indemnitee shall die, then the Corporation shall defend, indemnify and hold harmless the estate, heirs and legatees of the Indemnitee against any and all Expenses and liabilities incurred by or for such persons or entities in connection with the investigation, defense, settlement or appeal of such Proceeding on the same basis as provided for the Indemnitee in paragraphs 3(a) and 3(b) above.

The Expenses and liabilities covered hereby shall be net of any payments by D&O Insurance carriers or others.

      4. Partial Indemnification. If an Indemnitee is found under paragraph 3(b), 7 or 10 hereof not to be entitled to indemnification for all of the Expenses relating to a Proceeding, the Corporation shall indemnify the Indemnitee for any portion of such Expenses not specifically precluded by the operation of such paragraph 3(b), 7 or 10.

      5. Mandatory Advancement of Expenses. Until a determination to the contrary under paragraph 7 hereof is made and unless the provisions of paragraph 10 apply, the Corporation shall advance all Expenses incurred by each Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party covered by the indemnification in paragraph 3 hereof. As a condition to such advance, each Indemnitee shall, at the request of the Corporation, undertake in a manner satisfactory to the Corporation to repay such amounts advanced if it shall ultimately be determined by an order of a court that the Indemnitee is not entitled to be indemnified by the


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Corporation by the terms hereof or under applicable law. Subject to paragraph 6 hereof, the advances to be made hereunder shall be paid by the Corporation to the Indemnitee within twenty (20) days following delivery of a written request by


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the Indemnitee to the Corporation, which request shall be accompanied by vouchers, invoices and similar evidence documenting the amounts requested.

      6.    Indemnification Procedures.

            (a) Promptly after receipt by the Indemnitee of notice of the commencement or threat of any Proceeding covered hereby, the Indemnitee shall notify the Corporation of the commencement or threat thereof, provided that any failure to so notify shall not relieve the Corporation of any of its obligations hereunder, except to the extent that such failure or delay increases the liability of the Corporation hereunder.

            (b) If, at the time of the receipt of a notice pursuant to paragraph 6(a) above, the Corporation has D&O Insurance in effect, the Corporation shall give prompt notice of the Proceeding or claim to its insurers in accordance with the procedures set forth in the applicable policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay all amounts payable as a result of such Proceeding in accordance with the terms of such policies and the Indemnitee shall not take any action (by waiver, settlement or otherwise) which would adversely affect the ability of the Corporation to obtain payment from its insurers.

            (c) If the Corporation shall be obligated to pay the Expenses of any Indemnitee, the Corporation shall assume the defense of the Proceeding to which the Expenses relate and shall deliver a notice of assumption to the Indemnitee. The Corporation will not be liable to the Indemnitee under this Agreement for any fees of counsel incurred after delivery of such notice with respect to such Proceeding or any costs of settlement not approved in advance in writing by the Corporation, provided that (i) the Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at the Indemnitee's expense, and (ii) if (1) the employment of counsel by the Indemnitee has been previously authorized by the Corporation, (2) the Indemnitee shall have provided the Corporation with an opinion of counsel stating that there is a strong argument that a conflict of interest exists between the Corporation and the Indemnitee in the conduct of any such defense, or (3) the Corporation shall not have assumed the defense of such Proceeding, the fees and Expenses of Indemnitee's counsel shall be at the expense of the Corporation.

      7.    Determination of Right to Indemnification.

            (a) To the extent an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, claim, issue or matter covered hereby, the Indemnitee need not repay any of the Expenses advanced in connection with the investigation, defense or appeal of such Proceeding.


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            (b) If paragraph 7(a) is inapplicable, the Corporation shall remain obligated to indemnify the Indemnitee, and the Indemnitee need not repay Expenses previously advanced, unless the Corporation, by contested motion before a court of competent jurisdiction, obtains preliminary or permanent relief suspending or denying the obligation to advance or indemnification for Expenses.

            (c) Notwithstanding a determination by a court that the Indemnitee is not entitled to indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to the Court of Chancery of Delaware for the purpose of enforcing the Indemnitee's right to indemnification pursuant to this Agreement.

            (d) Notwithstanding any other provision in this Agreement to the contrary, the Corporation shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any Proceeding under paragraph 7(b) or 7(c) above and against all Expenses incurred by the Indemnitee in connection with any other Proceeding between the Corporation and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that the material claims and/or defenses of the Indemnitee in any such Proceeding were frivolous or made in bad faith.

      8. Certificate of Incorporation and By Laws. The Corporation agrees that the Certificate of Incorporation and By Laws of the Corporation in effect on the date hereof shall not be amended to reduce, limit, hinder or delay (i) the rights of the Indemnitee granted hereby or (ii) the ability of the Corporation to indemnify the Indemnitee as required hereby. The Corporation further agrees that it shall exercise the powers granted to it under its Certificate of Incorporation, its By Laws and by applicable law to indemnify any Indemnitee to the fullest extent possible as required hereby. The Corporation further covenants and agrees that Articles 9 and 10 of the Corporation's Certificate of Incorporation shall not be amended in a manner (i) adverse to any Indemnitee or
(ii) inconsistent with the benefits granted to the Indemnitee hereby.

      9. Witness Expenses. The Corporation agrees to reimburse each Indemnitee for all Expenses, including attorneys' fees and travel costs, incurred by such Indemnitee in connection with being a witness, or if an Indemnitee is threatened to be made a witness, with respect to any Proceeding, by reason of his serving or having served as an Agent of the Corporation.

      10. Exceptions. Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to the terms of this
Agreement:

            (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under this Agreement or the provisions of the Corporation's Certificate of Incorporation or By Laws unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was


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frivolous).

            (b) Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement.

      11. Non-exclusivity. This Agreement is not the exclusive arrangement between the Corporation and any Indemnitee regarding the subject mater hereof and shall not diminish or affect any other rights which each Indemnitee may have under any provision of law, the Corporation's Certificate of Incorporation or By Laws, under other agreements, or otherwise.

      12. Continuation after Term. Each Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as a director or Agent of the Corporation and the benefits hereof shall inure to the benefit of the heirs, executors and administrators of each Indemnitee.

      13. Interpretation of Agreement. This Agreement shall be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

      14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, (i) the validity, legality and enforceability of the remaining provisions of the Agreement shall not in any way be effected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement shall be construed or altered by the court so as to remain enforceable and to provide the Indemnitee with as many of the benefits contemplated hereby as are permitted under law.

      15. Counterparts, Modification and Waiver. This Agreement may be signed in counterparts. This Agreement constitutes a separate agreement between the Corporation and each Indemnitee and may be supplemented or amended as to an Indemnitee only by a written instrument signed by the Corporation and such Indemnitee, with such amendment binding only the Corporation and the signing Indemnitee(s). All waivers must be in a written document signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be implied by the conduct of the parties. A waiver of any right hereunder shall not constitute a waiver of any other right hereunder.


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      IN WITNESS WHEREOF, the parties hereby have caused this agreement to be duly executed as of the day and year first above written.

                                          MICRO WAREHOUSE, INC.


                                          By____________________________
                                            Bruce L. Lev, Its
                                            Executive Vice President
                                            Hereunto Duly Authorized


                                            ----------------------------


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